Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Avalon Energy Corporation

We consent to the incorporation by reference in this registration statement on Form S-8 of our independent registered public accounting firm’s report dated March 27, 2007 in Avalon Energy Corporation’s Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on March 30, 2007, and to all references to our firm included in this registration statement.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

September 17, 2007